                                                                   Exhibit 10.11

                            NATIONAL CITY CORPORATION
                        SPLIT DOLLAR LIFE INSURANCE PLAN

                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

          This Plan is established for the benefit of selected key Employees and shall be known as the "National City Corporation Split Dollar Life Insurance Plan." The purpose of the Plan is to provide Employer-financed split dollar life insurance benefits in order to recruit and to retain selected key Employees for the Employers.

                                   ARTICLE II

                                   DEFINITIONS

          The following words and phrases as used in the Plan have the following meanings:

          2.1 "Affiliate" means any employer that is a corporation included with National City Corporation in a "controlled group of corporations," as defined in Code section 414(b), or an unincorporated business included with National City Corporation in a group of trades or businesses under "common control," as defined by regulations prescribed by the Secretary of the Treasury under Code section 414(c).

          2.2 "Agreement" means a Split Dollar Insurance Agreement in the form approved by the Committee.

          2.3 "Change in Control" means a change in control of the Company which shall be deemed to occur if:

          (a) Any "group" or "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than the Company and its subsidiaries considered as a group or person, directly or indirectly becomes beneficial owner of securities of the Company representing a majority or more of the outstanding voting securities of the Company; or

          (b) A merger of the Company into another company occurs wherein the Company is not the surviving entity.

          2.4 "Code" means the Internal Revenue Code of 1986 as amended from time to time.


          2.5 "Committee" means the Incentive Compensation Committee or such other committee as may be designated by the Company from time to time.

          2.6 "Company" means National City Corporation or any successor thereto.

          2.7 "Employer" means National City Corporation and any Affiliate that may be designated by the Company and by its own board of directors to participate in the Plan with respect to its selected key Employees in accordance with Section 6.1 hereof.

          2.8 "Employee" means an employee of the Employer (a) who is designated in writing by the Committee to participate in the Plan and (b) on whose life the Employer is able to purchase a Policy on terms and at a cost that are acceptable to the Company in its sole discretion.

          2.9 "Participant" means either an Employee or, if the Employee so elects and the Employer consents, the trustee or trustees of a trust established by the Employee.

          2.10 "Plan" means the "National City Corporation Split Dollar Life Insurance Plan" as set forth herein and as amended from time to time.

          2.11 "Plan Year" means the calendar year; provided that records with respect to each individual policy under the Plan shall be maintained on the basis of the applicable policy year.

          2.12 "Policy" means a life insurance policy issued by an insurance company designated by the Company on the life of the Employee or a joint life insurance policy on the life of the Employee and another individual designated by the Employee and approved by the Company.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

          3.1 Agreements. In order to participate in the Plan, a Participant shall enter into an Agreement with the Employer and execute an assignment of the Policy as collateral (the "Collateral Assignment") in favor of the Employer on such terms as shall be determined by the

Company in its sole discretion. The Agreement and the Collateral Assignment are hereby incorporated into and made a part of the Plan. The Participant's participation shall be conditioned on the Employee's effective waiver of certain Employer provided welfare benefits.

          3.2 Policy. Each Agreement shall provide for the purchase of a Policy from an insurance company. Both the identity of the insurance company and the terms of the Policy shall be determined by the Company in its sole discretion.

          3.3 Benefits. All benefits paid under the Plan in respect of a Participant shall be determined by the terms of the applicable Agreement.

          3.4 Multiple Agreements. An Employer and a Participant may enter into more than one Agreement pursuant to the Plan.

                                   ARTICLE IV

                                 ADMINISTRATION

          4.1 In General. The Plan shall be administered by the Company, which shall be the Plan's named fiduciary.

          4.2 Expenses. The expenses incident to the operation of the Plan, including the compensating of attorneys, advisors, actuaries, and such other persons providing technical and clerical assistance as may be required, shall be paid by the Company.

          4.3 Powers of the Company. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Agreement and the Collateral Assignment, the Company shall have the following specific powers and duties in its sole discretion:

          (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

          (b) To interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all persons similarly situated;

          (c) To compute the amount of benefits that shall be payable to any Participant in accordance with the provisions of the Plan;

          (d) To appoint other persons to carry out such ministerial responsibilities under the Plan as it may determine; and

          (e) To employ one or more persons to render advice with respect to any of its responsibilities under the Plan.

          4.4 Finality. To the extent permitted by applicable law, determinations by the Company and any interpretation, rule or decision adopted by the Company under the Plan, the Agreement, or the Collateral Assignment or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs and personal representatives.

          4.5 Benefit Claims Procedure. A claim for a benefit under the Plan by any person shall be filed in the manner and governed by the procedures set forth in the Agreement.

                                    ARTICLE V

                                   AMENDMENTS

          The Company by joint action of its Chairman, President or Deputy Chairman and any one of its Vice Presidents may modify, amend, suspend or terminate the Plan at any time prior to a Change in Control.

                                   ARTICLE VI

                                  MISCELLANEOUS

          6.1 Participation by Affiliate. The Company may designate an Affiliate to become an Employer under the Plan. Such Affiliate shall become an Employer as of an effective date designated by the Company and shall be subject to the provisions of the Plan.

          6.2 Incapacity. If the Company determines that any person entitled to benefits hereunder is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his spouse, parent, brother, sister or other party deemed by the Company to have incurred expenses for such person.

          6.3 Required Information. Any person eligible to receive benefits hereunder shall furnish to the Company any information or proof requested by the Company and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits due under the Plan until such information or proof is received by the Company. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Company may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

          6.4 Policy Claims. Any claim for benefits under a Policy shall be subject to and governed by the terms of the Policy.

          6.5 No Right To Employment. Nothing in this Plan or any Agreement shall be deemed to constitute a contract of employment or to give any Employee the right to be retained in the service of the Employer and the Affiliates or to interfere with the right of the Employer and the Affiliates to discharge any Employee at any time without regard to the effect that such discharge may have upon the Employee under the Plan.

          6.6 Withholding Taxes. The Company may make any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or government agency. The Employee shall pay all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

          6.7 Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating usage of such phrases as "his or her" and "Employer or Employers," any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

          6.8 Headings. Any headings used in this instrument are for convenience of reference only and are to be ignored in the construction of any provision hereof.

          6.9 Severabi1ity. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

          6.10 Governing Law. The Plan shall be construed, administered and regulated in accordance with the laws of the State of Ohio, except to the extent that such laws are preempted by Federal law.

          6.11 Effective Date. The Plan shall be effective as of January 1,
1994.


                                        NATIONAL CITY CORPORATION
Date: December 27, 1993

                                    By: /s/ William R. Robertson
                                        -------------------------------------
                                        William R. Robertson, Deputy Chairman